UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 6, 2012

THE FRESH MARKET, INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	1-34940 (Commission File Number)	56-1311233 (I.R.S. Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (336) 272-1338

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of stockholders (the “Annual Meeting”) of The Fresh Market, Inc. (the “Company”), was held on June 6, 2012 in Greensboro, North Carolina. A total of 46,623,294 shares of the Company’s common stock were represented at the Annual Meeting, in person or by proxy, constituting approximately 97.01% of the outstanding shares entitled to vote at the Annual Meeting.

At the Annual Meeting, the stockholders of the Company voted on the following matters, which are described in detail in the Company’s Proxy Statement: (1) to elect directors as follows: (i) to elect Brett Berry, David Rea, Bob Sasser, and Steven Tanger as Class II directors, each to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2015 or until his successor has been duly elected and qualified or until his earlier resignation or removal; (ii) to elect Craig Carlock, the Company’s President and Chief Executive Officer, as a Class I director to serve until the current Class I directors’ terms expire at the Company’s annual meeting of stockholders in 2014 or until his successor has been duly elected and qualified or until his earlier resignation or removal; and (iii) to elect Jane Thompson as a Class III director to serve until the current Class III directors’ terms expire at the Company’s annual meeting of stockholders in 2013 or until her successor has been duly elected and qualified or until her earlier resignation or removal (collectively, “Proposal 1”); (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012 (“Proposal 2”); (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (“Proposal 3”) and (4) to approve the Company’s currently effective 2010 Omnibus Incentive Compensation Plan (“Proposal 4”).

The Company’s stockholders approved the nominees recommended for election in Proposal 1. Stockholders voted for directors as follows:

	For	Withheld	Broker Non-Votes

Class II

Brett Berry	44,950,208	872,678	800,408
David Rea	45,676,423	146,463	800,408
Bob Sasser	45,685,485	137,401	800,408
Steven Tanger	45,604,253	218,633	800,408

Class I

Craig Carlock	45,604,025	218,861	800,408

Class III

Jane Thompson	45,609,345	213,541	800,408

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 46,606,076 shares voted for, 13,136 shares voted against and 4,082 shares abstained from voting. There were no broker non-votes with respect to Proposal 2.

The Company’s stockholders approved Proposal 3 on an advisory basis. The votes cast at the Annual Meeting were as follows: 45,611,405 shares voted for, 91,100 shares voted against and 120,381 shares abstained from voting. There were 800,408 broker non-votes with respect to Proposal 3.

The Company’s stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows: 45,157,006 shares voted for, 544,695 shares voted against and 121,185 shares abstained from voting. There were 800,408 broker non-votes with respect to Proposal 4.

In connection with their election as directors at the Annual Meeting, Steven Tanger, Craig Carlock, and Jane Thompson entered into indemnification agreements with the Company as of June 6, 2012 in the form of the Company’s standard form of director indemnification agreement, as previously filed with the Securities and Exchange Commission as Exhibit 10.20 to Form S-1 filed October 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: June 8, 2012	By:	/s/ Lisa K. Klinger
		Name:	Lisa K. Klinger
		Title:	Executive Vice President and CFO